Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-227483), pertaining to the Newmont Mining Corporation 2018 Automatic Shelf Registration Statement,
2)	Registration Statements (Form S-8 Nos. 333-64795, 333-04161, 333-118693 and 333-38178) pertaining to the Newmont Mining Corporation 1996 Employees Stock Plan,
3)	Registration Statement (Form S-8 No. 333-75993) pertaining to the Newmont Mining Corporation 1999 Employees Stock Plan,
4)	Registration Statements (Form S-8 Nos. 333-124653 and 333-171298) pertaining to the Newmont Mining Corporation 2005 Stock Incentive Plan,
5)	Registration Statements (Form S-8 Nos. 333-188128 and 333-214662) pertaining to the Newmont Mining Corporation 2013 Stock Incentive Plan, and
6)	Registration Statement (Form S-8 No. 333-140819), pertaining to the Newmont Mining Corporation Savings Equalization Plan of Newmont;

of our reports dated February 21, 2019, with respect to the consolidated financial statements and schedule of Newmont Mining Corporation, and the effectiveness of internal control over financial reporting of Newmont Mining Corporation included in this Annual Report (Form 10-K) of Newmont Mining Corporation for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Denver, Colorado

February 21, 2019